Exhibit 10.2
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT FOR
GREGORY C. LAROCCA
     This First Amendment (“Amendment”) to the Employment Agreement by and between Northwest Savings Bank (“Bank”) and Northwest Bancshares, Inc., (“Company”) and Gregory C. LaRocca (“Executive”) dated September 1, 2007 (“Agreement”) is made effective July 1, 2010.
     WHEREAS, Section 4(c) of the Agreement currently provides that, in the event the Executive’s employment is involuntarily terminated or is voluntarily terminated for “Good Reason” (as defined in the Agreement), the Executive would be entitled to severance pay as well as 18 months of continued life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained by the Employer for Executive prior to his termination; and
     WHEREAS, the Company, the Bank and the Executive wish to amend Section 4(c) to provide that, in the event the Executive’s employment is involuntarily terminated or is voluntarily terminated for “Good Reason” (as defined in the Agreement), the Executive would be entitled to severance pay as well as 36 months of continued life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained by the Employer for Executive prior to his termination.
     NOW THEREFORE, Section 4(c) of the Agreement is hereby amended to read as follows:
     (c) Upon the occurrence of an Event of Termination, the Employer will cause to be continued life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained by the Employer for Executive prior to his termination. Such coverage shall continue for 36 months from the Date of Termination unless Executive obtains other employment following termination of employment under which substantially similar benefits are provided and in which Executive is eligible to participate.
     IN WITNESS WHEREOF, the Company, the Bank and the Executive have signed this Amendment on the dates set forth below.

NORTHWEST SAVINGS BANK

July 1, 2010	By:	/s/ William J. Wagner

Date		William J. Wagner, President and
Chief Executive Officer

NORTHWEST BANCSHARES, INC.

July 1, 2010	By:	/s/ William J. Wagner

Date		William J. Wagner, President and
Chief Executive Officer

EXECUTIVE:

July 1, 2010	By:	/s/ Gregory C. LaRocca

Date		Gregory C. LaRocca